AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 7 TO THE PARTICIPATION AGREEMENT is made as of this 1st day of August, 2020 by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “TRUST”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “TRUST II”), MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (the “TRUST III”)(collectively, the "TRUSTS"), PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, a New Jersey
corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Life Company as set forth on Schedule A of the Agreement (defined below), and MFS FUND DISTRIBUTORS, INC., a Delaware Corporation ("MFD"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trusts, the Company and MFD are parties to a certain Participation Agreement dated February 7, 1997 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to replace Schedule A.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Schedule A is deleted and replaced with Schedule A attached hereto.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.

[Signature page to follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY		MFS VARIABLE INSURANCE TRUST

By:	/s/ Timothy Cronin	By:	/s/ Brian E. Langenfeld
Name:	Timothy Cronin	Name:	Brian E. Langenfeld
Title:	Vice President	Title:	Assistant Secretary
Date:	8/28/2020	Date:	August 27, 2020

MFS VARIABLE INSURANCE TRUST II		MFS VARIABLE INSURANCE TRUST III

By:	/s/ Brian E. Langenfeld	By:	/s/ Brian E. Langenfeld
Name:	Brian E. Langenfeld	Name:	Brian E. Langenfeld
Title:	Assistant Secretary	Title:	Assistant Secretary
	August 27, 2020		August 27, 2020

MFS FUND DISTRIBUTORS INC.

By:	/s/ Michael Keenan
Name:	Michael Keenan
Title:	President
Date:	August 27, 2020
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As of August 1, 2020

SCHEDULE A

ACCOUNTS, POLICIES AND TRUSTS SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Trust
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Est. 5/20/96)	RILA-IND(6/20)-NY	Initial and Service	VIT and VIT II
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Est. 5/20/96)	Individual Flexible Premium Deferred Variable Annuity Contract	Initial	VIT and VIT II
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Est. 5/20/96)	Individual Deferred Variable Annuity Contract	Service	VIT and VIT II

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Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Trust
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Est. 5/20/96)	Discovery Select Annuity Contract	Initial and Service	VIT, VIT II, and VIT III
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (Ext. 5/20/96)	Discovery Choice Annuity Contract	Initial and Service	VIT, VIT II, and VIT III
Pruco Life of New Jersey Variable Appreciable Account (Est. 5/20/96)	Pruselect III Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Appreciable Account (Est. 4/17/89)	Survivorship Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Appreciable Account (Est. 4/17/89)	PruLife Custom Premier II Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III
Pruco Life Variable Variable Appreciable Account (Est. 4/17/89)	M Premier Variable Universal Life Policy	Initial and Service	VIT, VIT II, and VIT III

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